QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statements No. 333-98603, 333-9216, 333-6502, and 333-6500 on Forms S-8 of our reports dated January 28, 2005 (which audit report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants for U.S. Readers on Canada — U.S. Reporting Differences referring to changes in accounting principles that have a material effect on the comparability of the Company's financial statements and changes in accounting principles that have been implemented in the Company's financial statements) relating to the consolidated financial statements of NovAtel Inc. appearing in this Annual Report on Form 20-F of NovAtel Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Independent Registered Chartered Accountants
Calgary, Canada
May 18, 2005

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Chartered Accountants